As filed with the Securities and Exchange Commission on July 25, 2006

Registration No. 333-49893

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

ON FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE NEIMAN MARCUS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	5311 (Primary Standard Industrial Classification Code Number)	95-4119509 (I.R.S. Employer Identification Number)

One Marcus Square, 1618 Main Street, Dallas, Texas 75201, (214) 741-6911

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nelson A. Bangs, Esq.
The Neiman Marcus Group, Inc.
One Marcus Square, 1618 Main Street
Dallas, Texas 75201
(214) 741-6911
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to: Robert P. Davis, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 (212) 225-2670 (Copies of all communications)

TERMINATION OF REGISTRATION

The Neiman Marcus Group, Inc. (the “Registrant”), pursuant to its Registration Statement originally filed on Form S-3, Registration Number 333-49893 (the “Original Registration Statement”), registered debt securities of the Registrant in an amount up to an aggregate initial offering price of $500,000,000 with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

By filing this Post-Effective Amendment to the Original Registration Statement, the Registrant hereby removes and withdraws from registration debt securities in an amount up to an aggregate initial offering price of $250,387,500, which constitutes all securities registered under the Original Registration Statement that remain unsold.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 25th day of July, 2006.

THE NEIMAN MARCUS GROUP, INC.

By:	/s/ Nelson A. Bangs
Nelson A. Bangs
Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities indicated on the 25th day of July, 2006.

Signature	Capacity	Date

/s/ Burton M. Tansky	President, Chief Executive Office and Director	July 25, 2006
Burton M. Tansky

/s/ James E. Skinner	Senior Vice President and Chief Financial Officer	July 25, 2006
James E. Skinner

/s/ T. Dale Stapleton	Vice President and Controller	July 25, 2006
T. Dale Stapleton

/s/ David A. Barr	Director	July 25, 2006
David A. Barr

/s/ Ron Beegle	Director	July 25, 2006
Ron Beegle

/s/ Jonathan Coslet	Director	July 25, 2006
Jonathan Coslet

/s/ James G. Coulter	Director	July 25, 2006
James G. Coulter

/s/ John G. Danhakl	Director	July 25, 2006
John G. Danhakl

/s/ Sidney Lapidus	Director	July 25, 2006
Sidney Lapidus

/s/ Kewsong Lee	Director	July 25, 2006
Kewsong Lee

/s/ Carrie Wheeler	Director	July 25, 2006
Carrie Wheeler

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